Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
John Drury
Vice President and Corporate Controller
408-548-1000
Investor Relations
408-542-5050
investor.relations@Finisar.com
Finisar Announces Appointment of Acting CFO
SUNNYVALE, Calif.—(Market Wire)—November 29, 2006—Finisar Corporation (Nasdaq: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today announced that its board of directors has approved a medical leave of absence for Stephen K. Workman, the Company’s Senior Vice President, Finance and Chief Financial Officer, effective November 27, 2006, and appointed John Drury as acting Chief Financial Officer in addition to his duties as the Company’s Vice President and Corporate Controller. Mr. Drury’s interim appointment will end upon Mr. Workman’s return to the Company.
Mr. Drury, 45, has served as the Company’s corporate controller since February 2004. From January 2000 to February 2004, Mr. Drury served as corporate controller for AXT, Inc., a manufacturer of compound semiconductor substrates. Mr. Drury received a B.S. from Louisiana State University, and is a certified public accountant.
Mr. Drury will participate with Jerry Rawls, the Company’s President and CEO, in the Company’s conference call to review its second quarter results scheduled for 5:00 p.m. EST (2:00 p.m. PST) on November 30, 2006.
ABOUT FINISAR
Finisar Corporation (Nasdaq: FNSR) is a technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company’s headquarters is in Sunnyvale, California, USA. www.finisar.com.